Exhibit 1.1

CARVANA CO.

[10,000,000] Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated: April [25], 2018

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Carvana Parties
Exhibit C	–	List of Persons Subject to Lock-Up
Exhibit D	–	Form of Lock-Up Agreement
Exhibit E	–	Price-Related Information
Exhibit F	–	Issuer General Use Free Writing Prospectuses
Exhibit G	–	Written Testing-the-Waters Communication
Exhibit H	–	Number of Initial Securities to be Sold
Exhibit I	–	Number of Option Securities Which May Be Sold

i

CARVANA CO.

[10,000,000] Shares of Class A Common Stock

UNDERWRITING AGREEMENT

April [25], 2018

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Carvana Co. a Delaware corporation (the “Company”) and each of the stockholders of the Company named on Exhibit H hereto (collectively, the “Selling Stockholders” and each, a “Selling Stockholder”) confirm their respective agreements with Wells Fargo its agreement with the Representatives (as defined below) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC (“Wells Fargo”) and Citigroup Global Markets Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the sale by the Selling Stockholders of a total of [10,000,000] shares (the “Initial Securities”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [1,500,000] additional shares of Common Stock. The Initial Securities to be purchased by the Underwriters and all or any part of the [1,500,000] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus dated April [25], 2018 in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.”

The Company and Carvana Group, LLC are herein referred to as the “Carvana Parties.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Carvana Parties. Each of the Carvana Parties jointly and severally represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in

Section 2(b) hereof, except for any representations and warranties that speak as of a specific date, in which case only as of such date, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 A.M. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise finally resolved with the Commission. The Initial Registration Statement was initially filed with the Commission on April [23], 2018.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Carvana Parties by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(4) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the 1933 Act, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of any Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(6) Financial Statements. The financial statements of the Carvana Parties included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in all material respects and in accordance with GAAP, the information required to be stated therein. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Financial Data” and “Selected Financial Data” presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(7) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the financial condition, results of operations, business, properties, management or business prospects of the Carvana Parties and their respective subsidiaries taken as a whole (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither of the Carvana Parties nor any of their respective subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Carvana Parties and their respective subsidiaries, taken as a whole, and neither the Carvana Parties nor any of their respective subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Carvana Parties or their respective subsidiaries on any class of capital stock.

(8) Good Standing of the Company and Carvana Group, LLC. Each of the Company and Carvana Group, LLC has been duly organized and is validly existing as a corporation and a limited liability company, respectively, in good standing under the laws of the State of Delaware and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Company and Carvana Group, LLC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(9) Good Standing of Subsidiaries. Each subsidiary of the Carvana Parties has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company or Carvana Group, LLC, as applicable, directly or through subsidiaries, free and clear of all Liens, except for such Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person that have not been waived in writing. The only subsidiaries of the Company and Carvana Group, LLC are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company and Carvana Group, LLC which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto under the caption “Material Subsidiaries.”

(10) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “Pro Forma As Adjusted” and in the corresponding line items under such caption (in each case except for any Option Securities issued by the Company pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus under the caption “Executive Compensation,” upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance in all material respects with all applicable state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person that have not been waived in writing. All of the membership interests of Carvana Group, LLC outstanding upon consummation of this offering will be validly issued, the holders of such membership interests will have no obligation to make any further payments for the purchase of such membership interests or contributions to Carvana Group, LLC solely by reason of their ownership of such membership interests, and, to the extent owned by the Company, will be owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances other than as described in the Prospectus under “Description of Certain Indebtedness” and “Principal Stockholders”.

(11) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Carvana Group, LLC, as applicable.

(12) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement and, to the knowledge of the Company, the sale of the Securities to be sold by the Selling Stockholders under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person that have not been waived in writing. The membership interests of Carvana Group, LLC outstanding prior to the consummation of this offering have been duly authorized and are validly issued, fully paid and non-assessable.

(13) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, all classes or series of Preferred Stock outstanding on the date of this Agreement, all outstanding warrants and convertible securities, the authorized membership interests of Carvana Group, LLC and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(14) Absence of Defaults and Conflicts. Neither of the Carvana Parties nor any of their respective subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Carvana Parties with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Carvana Parties or any of their respective subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of either Carvana Party or any of their respective subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Carvana Parties or any of their respective subsidiaries or any of their respective assets, properties or operations, except, in the case of clause (ii) only, for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(15) Absence of Labor Dispute. No labor dispute with the employees of the Carvana Parties or any subsidiary of the Carvana Parties exists or, to the knowledge of the Carvana Parties, is imminent, and the Carvana Parties are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Carvana Parties or any of their respective subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Carvana Parties, threatened, against or affecting the Carvana Parties or any of their respective subsidiaries which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Carvana Parties of their respective obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Carvana Parties or any of their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(17) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to Our Organizational Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business-Intellectual Property,” “Business—Government Regulation,” “Business—Legal Proceedings,”, “Organizational Structure,” “Executive Compensation—Employment Agreements and Post-Termination Agreements,” “Executive Compensation—Equity Incentives and —Equity and Cash Incentives,” “Certain Relationships and Related Party Transactions,” “Description of Certain Indebtedness,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Carvana Parties’ charter, bylaws or organizational documents, as applicable, or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(18) Possession of Intellectual Property. The Carvana Parties and their respective subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (including all goodwill associated with, and all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; neither the Carvana Parties nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Carvana Parties nor any of their respective subsidiaries are aware of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid. There is no pending or, to the knowledge of the Carvana Parties, threatened action, suit, proceeding or claim by any third party challenging the Carvana Parties’ or any of their respective subsidiaries’ rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Carvana Parties or any of their respective subsidiaries infringes or otherwise violates Intellectual Property rights of any third party, in each in each instance that would be materially adverse to the Carvana Parties, and the Carvana Parties are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, in each instance that would be materially adverse to the Carvana Parties. To the knowledge of the Carvana Parties and their respective subsidiaries, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively or co-exclusively licensed to the Carvana Parties in any material respects; the Carvana Parties and their respective subsidiaries have in all material respects complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Carvana Parties or any of their respective subsidiaries, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement; and to the knowledge of the Carvana Parties, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Carvana Parties or any of their respective subsidiaries that could reasonably be used to challenge the validity, enforceability or scope of any such Intellectual Property.

(19) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Carvana Parties or creditor of the Carvana Parties or any of their respective subsidiaries, (C) no authorization, approval, waiver or consent under any (i) Subject Instrument or (ii) other Company Document that is material with respect to the Carvana Parties and their subsidiaries taken as a whole, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Carvana Parties of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such authorization, approval, vote or consent as may be required under state or foreign securities laws.

(20) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Carvana Parties and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Carvana Parties and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and neither the Carvana Parties nor any of their respective subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(21) Title to Property. The Carvana Parties and their respective subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) are not, individually or in the aggregate, material to the Carvana Parties and their respective subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Carvana Parties or any of their respective subsidiaries; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Carvana Parties or any of their respective subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Carvana Parties or any of their respective subsidiaries, and all such leases and subleases are in full force and effect; and neither of the Carvana Parties nor any of their respective subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Carvana Parties or any of their respective subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Carvana Parties or any of their respective subsidiaries to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the Carvana Parties or any of their respective subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(22) Investment Company Act. Neither of the Carvana Parties are, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(23) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Carvana Parties nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Carvana Parties and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Carvana Parties, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Carvana Parties or any of their respective subsidiaries and (D) to the knowledge of the Carvana Parties, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Carvana Parties or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(24) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Carvana Parties have given all notices required by, and has otherwise complied with their obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(25) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement substantially in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors, executive officers and beneficial owners of 2% of more of our Common Stock (on an as exchanged basis) that are party to the Registration Rights Agreement.

(26) NYSE. The outstanding shares of Common Stock are listed on the NYSE and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.

(27) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by the Carvana Parties in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(28) Tax Returns. The Company and its subsidiaries have filed all non-U.S., federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(29) Insurance. The Carvana Parties and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Carvana Parties or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; the Carvana Parties and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Carvana Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Carvana Parties nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(30) Accounting and Disclosure Controls. The Carvana Parties and their respective subsidiaries have established and maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Carvana Parties and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) since the first day of the Carvana Parties’ earliest fiscal year for which audited financial statements for either Carvana Party are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Carvana Parties’

internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Carvana Parties’ internal control over financial reporting and, since the end of the Carvana Parties’ most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Carvana Parties’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Carvana Parties’ internal control over financial reporting. The Carvana Parties and their respective subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Carvana Parties’ independent public accountants and the audit committee of the Carvana Parties’ boards of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Carvana Parties’ internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Carvana Parties’ internal controls and financial reports, in each case that occurred or existed, or was first detected, at any time during the Carvana Parties’ fiscal years for which audited financial statements for either Carvana Party are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(31) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(32) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, any document filed by the Company under the 1934 Act or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(33) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities; provided, however, the Company makes no such representation or warranty with respect to actions of any Underwriters or any affiliates or agents of any Underwriters.

(34) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect in all material respects the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(35) No Unlawful Payments. Neither the Carvana Parties nor any of their respective subsidiaries nor any director or officer of the Carvana Parties or any of their respective subsidiaries, nor, to the knowledge of the Carvana Parties, any agent, manager, employee, affiliate or other person or acting on behalf of the Carvana Parties or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to a political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Carvana Parties and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(36) Compliance with Anti-Money Laundering Laws. The operations of the Carvana Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Carvana Parties or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Carvana Parties or any of their respective subsidiaries is, threatened.

(37) No Conflicts with Sanction Laws. Neither the Carvana Parties nor any of their respective subsidiaries, directors or officers, nor, to the knowledge of the Carvana Parties, any agent, manager, employee or affiliate or other person acting on behalf of the Carvana Parties or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Carvana Parties or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Carvana Parties will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Carvana Parties and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(38) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Carvana Parties or any of their respective subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Carvana Parties or any of their respective subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Carvana Parties and their respective subsidiaries compared to the amount of such contributions made in the Carvana Parties’ most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Carvana Parties and their respective subsidiaries compared to the amount of such obligations in the Carvana Parties’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Carvana Parties or any of their respective subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Carvana Parties or any of their respective subsidiaries may have any liability.

(39) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Carvana Parties nor any of their respective subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Carvana Parties will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Carvana Parties or any of their respective subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(40) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Carvana Parties as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Carvana Parties or any of their respective subsidiaries of his or her resignation (or otherwise indicated to the Company or any of its subsidiaries an intention to resign within the next 12 months), nor has any such officer or director been terminated by the Carvana Parties or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Carvana Parties or their respective boards of directors.

(41) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Carvana Parties or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(42) Related Party Transactions. There are no business relationships or related party transactions involving the Carvana Parties or any of their respective subsidiaries or, to the knowledge of the Carvana Parties, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(43) Stop Transfer Instructions. The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by any other persons who have entered into or are required to enter into an agreement in the form of Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures, other than with respect to transfers permissible pursuant to such agreements, with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(44) Offering Materials. Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(45) No Restrictions on Dividends. Neither the Carvana Parties nor any of their respective subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Carvana Parties from paying any dividends or making other distributions on their capital stock, and no subsidiary of the Carvana Parties is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Carvana Parties from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Carvana Parties or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(46) Brokers. There is not a broker, finder or other party that is entitled to receive from the Carvana Parties any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(47) Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1) Accurate Disclosure. The representations and warranties set forth in the following paragraphs of this Section 1(b)(1) are limited to the information relating to such Selling Stockholder and its Securities (and any other shares of Common Stock or other securities of the Carvana Parties which are owned, directly or indirectly, legally or beneficially, by such Selling Stockholder) that is included in the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing.

At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (x) the General Disclosure Package, as of the Applicable Time, nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

All information furnished or confirmed in writing by or on behalf of such Selling Stockholder expressly for use in the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing was, is and will be true, complete and correct.

(2) Underwriting Agreement. This Agreement has been duly authorized (if such Selling Stockholder is not a natural person) by such Selling Stockholder, and duly executed and delivered on behalf of such Selling Stockholder.

(3) Power of Attorney; Custody Agreement. Such Selling Stockholder has duly authorized (if such Selling Stockholder is not a natural person), executed and delivered a Power of Attorney (a “Power of Attorney” and, with respect to such Selling Stockholder, “its Power of Attorney”) appointing each of Ernest Garcia, III, Mark Jenkins and Paul Breaux as such Selling Stockholder’s attorney-in-fact (with respect to such Selling Stockholder, collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”), and, if applicable, a Custody Agreement (a “Custody Agreement”) with American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”); each of its Power of Attorney and, if applicable, its Custody Agreement constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles; each of such Selling Stockholder’s Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificates referred to in Sections 5(l) and 5(n)(7) hereof on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder for the Securities to be sold by such Selling Stockholder under this

Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by such Selling Stockholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement and the transactions contemplated hereby; and the Securities to be sold by such Selling Stockholder pursuant to this Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Stockholder for the custody of such Securities, if applicable, and the appointment by such Selling Stockholder of the Attorneys-in-Fact, are to that extent irrevocable; and the obligations of such Selling Stockholder hereunder and thereunder shall not be terminated by operation of law or, if such Selling Stockholder is a natural person, by the death or incapacity of such Selling Stockholder or, if such Selling Stockholder is an estate or trust, by the death or incapacity of any executor or trustee or the termination of any such estate or trust, or, if such Selling Stockholder is a corporation, partnership, limited liability company or other entity, by the dissolution of such corporation, partnership, limited liability company or other entity, as the case may be, or by any other event; if such Selling Stockholder or any such executor or trustee (if such Selling Stockholder is a natural person) should die or become incapacitated, or if any such estate or trust should be terminated, or if any such corporation, partnership, limited liability company or other entity should be dissolved, or if any such other event should occur, before delivery of the Securities to be sold by such Selling Stockholder hereunder, such Securities shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and, if applicable, its Custody Agreement and all actions taken by any Attorney-in-Fact pursuant to its Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, any Attorney-in-Fact or any other person shall have received notice of such death, incapacity, termination, dissolution or other event. If such Selling Stockholder’s name on Exhibit H hereto is marked with ‘*’, each representation, warranty or other reference to a Custody Agreement throughout this Agreement shall be applicable to such Selling Stockholder.

(4) Good Standing. If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and such Selling Stockholder is duly qualified to transact business and is in good standing in the state or other jurisdiction, as the case may be, where its principal place of business is located.

(5) Power and Authority. Such Selling Stockholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and, if applicable, its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder under this Agreement.

(6) Non-Contravention. The execution, delivery and performance of this Agreement, its Power of Attorney and, if applicable, its Custody Agreement by such Selling Stockholder and the consummation of the transactions contemplated by this Agreement, its Power of Attorney and, if applicable, its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Stockholder pursuant to this Agreement), and compliance by such Selling Stockholder with its obligations under this Agreement, its Power of Attorney and, if applicable, its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Stockholder under this Agreement or any other property or assets of such Selling Stockholder or any of its subsidiaries (if any) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries (if any) is a party or by which such Selling Stockholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Stockholder or any of its subsidiaries (if any) is subject, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Stockholder or any of its subsidiaries (if any) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.

(7) Lock-up Agreement. Such Selling Stockholder has duly authorized (if such Selling Stockholder is not a natural person), executed and delivered a lock-up agreement substantially in the form of Exhibit D hereto.

(8) Good and Marketable Title. Such Selling Stockholder is the sole legal, record and beneficial owner of the Securities to be sold by such Selling Stockholder under this Agreement and will remain the sole legal, record and beneficial owner of such Securities until the delivery of such Securities to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, and such Securities are and, until delivery thereof to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, will be free and clear of all Liens other than pursuant to this Agreement and, if applicable, the Custody Agreement; upon payment of the purchase price for the Securities to be sold by such Selling Stockholder as provided in this Agreement and the crediting of such Securities to the security account or accounts of the Underwriters maintained with DTC, each of the Underwriters will become the legal and beneficial owner of the Securities purchased by it from such Selling Stockholder, free and clear of all Liens, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”)) with respect to such Securities, each of the Underwriters will acquire a “security entitlement” (within the meaning of UCC Section 8-102(a)(17)) to the Securities purchased by such Underwriter from such Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against such Underwriter with respect to such Securities.

(9) Absence of Rights of First Refusal. The Securities to be sold by such Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.

(10) Absence of Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(11) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any stockholder (or other equity owner), if any, or creditor of such Selling Stockholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Stockholder of, or the performance by such Selling Stockholder of its obligations under, this Agreement, its Power of Attorney or, if applicable, its Custody Agreement, for the sale and delivery by such Selling Stockholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Stockholder of the other transactions contemplated by this Agreement, its Power of Attorney or, if applicable, its Custody Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, and except that no representation is made as to such as may be required under state or foreign securities laws.

(12) Absence of Preemptive Rights. Such Selling Stockholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are to be sold by the Company or any of the other Selling Stockholders pursuant to this Agreement.

(13) Free Writing Prospectus. Neither such Selling Stockholder nor any person acting on its behalf (other than, if applicable, the Company and the Underwriters) has used or referred to or will use or refer to any “free writing prospectus” (as defined in Rule 405) in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, such Selling Stockholder has not made and will not make any offer relating to the Securities that constituted or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or a “free writing prospectus” (as defined in Rule 405), whether or not required to be filed with the Commission.

(14) Brokers. There is no broker, finder or other party that is entitled to receive from such Selling Stockholder any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(15) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by or on behalf of such Selling Stockholder in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(16) No Unlawful Payments. Neither such Selling Stockholder nor any of its subsidiaries (if any) nor, to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of such Selling Stockholder or any of its subsidiaries (if any) is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to a political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. If such Selling Stockholder is an entity, it and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(17) Compliance with Anti-Money Laundering Laws. The operations of such Selling Stockholder and its subsidiaries (if any) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Stockholder or its subsidiaries (if any) with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder or its subsidiaries (if any), is threatened.

(18) No Conflicts with Sanction Laws. Neither such Selling Stockholder nor any of its subsidiaries (if any) nor, to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of such Selling Stockholder or any of its subsidiaries (if any) is currently the subject or the target of Sanctions, nor is such Selling Stockholder or any of its subsidiaries (if any) located, organized or resident in a Sanctioned Country; and such Selling Stockholders will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, such Selling Stockholder and each of its subsidiaries (if any) have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(19) ERISA. Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(20) Accuracy of Other Representations. Such Selling Stockholder has no reason to believe that the representations and warranties of the Carvana Parties set forth in Section 1(a) of this Agreement are not true and correct and has no knowledge of any fact, condition or information not disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus which has had or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(21) No Nonpublic Information. Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Initial Registration Statement, the General Disclosure Package and the Prospectus.

(c) Certificates. Any certificate signed by any officer of the Carvana Parties or any of their respective subsidiaries (whether signed on behalf of such officer, the Carvana Parties or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Carvana Parties to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders, severally and not jointly, agrees to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the names of the Company and the Selling Stockholders in Exhibit H hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $[●] per share (the “Purchase Price”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth opposite the names of such Selling Stockholder in Exhibit H hereto at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon written notice by the Representatives to the Company and the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be earlier than two full business days after the exercise of such option (unless such option is exercised concurrently with the Closing Date) or later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Selling Stockholders, severally and not jointly, will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Exhibit H opposite the name of such Selling Stockholder bears to the total number of Option Securities set forth in Exhibit H, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased as the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares, provided that the total number of Securities shall not be reduced by such adjustment.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on April [27], 2018 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Selling Stockholders by wire transfers of immediately available funds to bank accounts specified by the Selling Stockholders or their Attorney-in-Fact (provided that each Selling Stockholder shall specify no more than a single bank account), and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Carvana Parties. Each of the Carvana Parties covenants with each Underwriter as follows, as applicable:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives promptly, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall reasonably object by written notice to the Company), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any Issuer Free Writing Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, any Issuer Free Writing

Prospectus or any Written Testing-the Waters Communication or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment, supplement or revision to any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice to the Company. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice to the Company.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the

General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will as promptly as practicable notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will as promptly as practicable notify the Representatives of its intention to prepare such amendment or supplement) and will as promptly as practicable prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will as promptly as practicable notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will as promptly as practicable notify the Representatives of its intention to prepare such amendment or supplement) and will as promptly as practicable prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Carvana Parties will not, without the prior written consent of the Representatives, directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock (other than (i) any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement and (ii) after the 30th day following the date of the Prospectus, to file a registration statement to register up to six million shares of Common Stock if necessary to comply with any registration rights previously granted to certain of the Company’s stockholders); or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Carvana Parties, as applicable, may, without the prior written consent of the Representatives:

(1) issue Securities to the Underwriters pursuant to this Agreement,

(2) issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement,

(3) issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the vesting, exercise or conversion of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement and described in the General Disclosure Package, and

(4) issue up to 10% of the number of shares of Common Stock outstanding as of the Closing Date in connection with an acquisition or business combination,

provided, however, that in the case of any issuance described in clause (3) or (4) above, it shall be a condition to the issuance that each recipient executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D to this Agreement and otherwise satisfactory in form and substance to the Representatives.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit E hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Emerging Growth Company. The Company will as promptly as practicable notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(j) hereof.

(n) Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will as promptly as practicable notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the Carvana Parties’ obligations and the obligations of the Selling Stockholders under this Agreement (except for expenses payable by the Selling Stockholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any reasonable costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Carvana Parties, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel (up to a maximum of $2,500 for legal fees) for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, in each case not to exceed $15,000, and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Attorneys-in-Fact, the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, not to exceed $50,000 with respect to such fees and disbursements of counsel, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses in connection with any Testing-the-Waters Communication, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings (xii) the reasonable fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Company, the Company’s accountants and counsel and the Underwriters.

(b) Expenses of the Selling Stockholders. Each Selling Stockholder, severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale or delivery of its Securities to the Underwriters (and such Selling Stockholder hereby authorizes the payment of any such amounts by deduction from either the proceeds of the Securities to be sold by such Selling Stockholder under this Agreement or from any funds from time to time held for the account of such Selling Stockholder by the Custodian), (ii) the fees and disbursements of its counsel and accountants, and (iii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

(c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Carvana Parties and the Selling Stockholders have made or may make for the allocation or sharing of any such expenses and costs.

(d) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, 9(a)(i), 9(a)(iii)(A) or 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Carvana Parties and the Selling Stockholders contained in this Agreement, or in certificates signed by any officer of the Carvana Parties or any subsidiary of the Carvana Parties (whether signed on behalf of such officer, the Carvana Parties or such subsidiary) or by or on behalf of any Selling Stockholder delivered to the Representatives or counsel for the Underwriters, to the performance by the Carvana Parties and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto have been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinions, dated as of Closing Date, of Kirkland & Ellis LLP, counsel for the Company (“K&E”), and of the Company’s General Counsel, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinions for each of the other Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable letter, dated as of Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d) Officers’ Certificates. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the financial condition, results of operations, business, properties, management or business prospects of the Carvana Parties and their respective subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received certificates, signed on behalf of each of the Carvana Parties by the President or the Chief Executive Officer of such party and the Chief Financial Officer or Chief Accounting Officer of such party, dated as of Closing Date, in their respective capacities as such officers only, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of such Carvana Party in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date except for any representations and warranties that expressly speak as of a specific date, which representations and warranties are true and correct as of such date, (iii) each Carvana Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such party, are threatened by the Commission and the Commission has not notified such party of any objection to the use of the form of the Registration Statement.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from Grant Thornton LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) CFO Certificate. At the time of the execution of this Agreement and at the Closing Date, the Representatives shall have received a certificate signed by the Chief Financial Officer of each of the Carvana Parties, dated as of the date hereof and as of the Closing Date, respectively, substantially in the form agreed with the Representatives.

(h) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(j) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Opinion of Counsel for the Selling Stockholders. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of each of K&E, as counsel for certain of the Selling Stockholders, Winston & Strawn LLP (“W&S”), as counsel for certain of the Selling Stockholders, and DLA Piper LLP (US) (“DLA”), as counsel for certain of the Selling Stockholders (together, “Selling Stockholders’ Counsel”), in form and substance reasonably satisfactory to the counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(l) Certificate of Selling Stockholders. At the Closing Date, the Representatives shall have received a certificate signed by an Attorney-in-Fact on behalf of the Selling Stockholders, dated as of the Closing Date, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (ii) each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iii) the information relating to each Selling Stockholder (including the information with respect to such Selling Stockholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Stockholder) that is set forth in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (or amendments or supplements thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

(m) Tax Forms. Prior to the Closing Date, the Representatives shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from each of the Selling Stockholders.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Company. The favorable opinions of K&E and of the Company’s General Counsel, each in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate. Certificates, dated such Option Closing Date, to the effect set forth in, and signed on behalf of each Carvana Party by the officers specified in Section 5(d) hereof, in their respective capacities as officers only, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Bring-down Comfort Letter. A letter from Grant Thornton LLP, in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(5) CFO Certificate. A certificate signed by the Chief Financial Officer of each of the Carvana Parties, dated such Option Closing Date, substantially in the form agreed with the Representatives.

(6) Opinion of Counsel for Selling Stockholders. The favorable opinion of each of K&E and DLA, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(k) hereof.

(7) Certificate of Selling Stockholders. A certificate, dated such Option Closing Date, signed by an Attorney-in-Fact on behalf of the Selling Stockholders, to the effect set forth in Section 5(l) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(o) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives.

(p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18 and 19 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Carvana Parties. The Carvana Parties jointly and severally agree to indemnify and hold harmless (A) each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (B) each Selling Stockholder (other than a Selling Stockholder identified on Exhibit H as a Management Selling Stockholder), its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Carvana Parties; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Carvana Parties by any Underwriter through the Representatives or any Selling Stockholder (other than a Selling Stockholder identified on Exhibit H as a Management Selling Stockholder) expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(c) hereof.

(b) Indemnification by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Carvana Parties, their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Carvana Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements of material fact or omissions therefrom of a material fact, or alleged untrue statements of material fact or alleged omissions therefrom of a material fact, made in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein; provided, however, that the indemnity provided by such Selling Stockholder under this subsection (b) shall not exceed the product of (x) the number of Securities sold by such Selling Stockholder and (y) the Purchase Price.

(c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Carvana Parties, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls such Carvana Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and (ii) each Selling Stockholder, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Carvana Parties by such Underwriter through the Representatives expressly for use therein. The Carvana Parties and the Selling Stockholders hereby acknowledge and agree that the information furnished to the Carvana Parties by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: [(i) the information regarding the concession appearing in the sixth paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the fourteenth, fifteenth, and seventeenth paragraphs under such caption (but only insofar as such information concerns the Underwriters)].

(d) Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by the Representatives, counsel to the Carvana Parties, such party’s directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Carvana Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Carvana Parties and counsel to each Selling Stockholder, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by each such Selling Stockholder. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Carvana Parties, such party’s directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Carvana Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any other agreements among the Company and the Selling Stockholders with respect to indemnification of each other or contribution between themselves.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Carvana Parties and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Carvana Parties and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions (or, in the case of indemnification pursuant to Section 6(e) above, arising out of or based upon any matters referred to in such Section) which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Carvana Parties and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Carvana Parties and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Carvana Parties and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Carvana Parties and the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Carvana Parties, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission or, in the case of Section 6(e) above, any matters referred to in such Section.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter and each director of the Carvana Parties, each officer of the Carvana Parties who signed the Registration Statement, and each person, if any, who controls the Carvana Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Carvana Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Carvana Parties or any of their respective subsidiaries (whether signed on behalf of such officer, any Carvana Party or such subsidiary) or signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Carvana Parties, any officer, director or employee of the Carvana Parties or any person controlling either of the Carvana Parties or by or on behalf of any Selling Stockholder or any person controlling a Selling Stockholder, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by written notice to the Company and the Selling Stockholders, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by written notice to the Company and the Selling Stockholders at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that would reasonably expected to result in a material adverse change in the financial condition, results of operations, business, properties, management or business prospects of the Carvana Parties and their respective subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, any Preferred Stock of the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, Preferred Stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, Preferred Stock or other securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters or Selling Stockholders.

(a) If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Selling Stockholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

(b) If one or more of the Selling Stockholders shall fail at the Closing Date or an Option Closing Date to deliver and sell the Securities which it or they are obligated to deliver and sell under this Agreement, the Representatives shall have the right, at their option, by notice from the Representatives to the Company and any non-defaulting Selling Stockholders, either (i) to terminate this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, to terminate the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date or (ii) to purchase the Securities which the Company and any non-defaulting Selling Stockholders have agreed to sell and deliver on such date in accordance with the terms hereof.

No action taken pursuant to this Section 10(b) shall relieve any defaulting Selling Stockholder from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes to the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the

Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144) and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; notices to the Carvana Parties shall be directed to the Company at Carvana Co., Attention of Paul Breaux, fax no. (480) 401-5770, EXT 10154 (with such fax to be confirmed by telephone to 512.217.3905); notices to the Selling Stockholders shall be directed to the Company at Carvana Co., Attention of Ernest Garcia, III, Mark Jenkins and Paul Breaux, fax no. (480) 401-5770, EXT 10154 (with such fax to be confirmed by telephone to 512.217.3905).

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Carvana Parties, the Selling Stockholders and each of their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Carvana Parties, the Selling Stockholders and each of their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Carvana Parties, the Selling Stockholders and each of their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means [●] [A.M.][P.M.] (New York City time) on April [25], 2018 or such other time as agreed by the Company and the Representatives.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Carvana Parties or any of their respective subsidiaries is a party or by which either of the Carvana Parties or any of their respective subsidiaries is bound or to which any of the property or assets of the Carvana Parties or any of their respective subsidiaries is subject.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreements” means the Amended and Restated Inventory Financing and Security Agreement, dated as of July 27, 2015, as amended on December 30, 2015 and November 9, 2016, among Ally Bank, Ally Financial and Carvana, LLC, as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Carvana Parties or any of their respective subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333- [●]), as amended (if applicable), including the Rule 430A Information from and after the time that such Rule 430A information is deemed, pursuant to Rule 430A, to be part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated April [23], 2018 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion”. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of April 27, 2017 by and among Carvana Group, LLC, a Delaware limited liability company, Carvana Co., a Delaware corporation and the person listed on the Schedule of Investors attached thereto.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreements and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Carvana Parties or any of their respective subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Carvana Parties or other similar events.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“UNSC” means the United Nations Security Council.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16. Permitted Free Writing Prospectuses. The Company and each of the Selling Stockholders, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. Each of the Carvana Parties and, severally and not jointly, the Selling Stockholders, acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Carvana Parties or any of the Selling Stockholders, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Carvana Parties or any of the Selling Stockholders on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Carvana Parties and the Selling Stockholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Carvana Parties or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Carvana Parties or any stockholders, employees or creditors of the Carvana Parties, or any Selling Stockholder.

SECTION 18. Research Analyst Independence. The Carvana Parties and the Selling Stockholders acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Carvana Parties and the Selling Stockholders hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Carvana Parties or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Carvana Parties or the Selling Stockholders by such Underwriters’ respective investment banking divisions. The Carvana Parties and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 19. Trial By Jury. Each of the Carvana Parties (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Carvana Parties in accordance with its terms.

Very truly yours,

CARVANA CO.

By
Name:
Title:

CARVANA GROUP, LLC

By
Name:
Title:

THE SELLING STOCKHOLDERS NAMED IN EXHIBIT H HERETO, ACTING SEVERALLY

By
Name:
Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

CITIGROUP GLOBAL MARKETS INC.

By:	WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

By: CITIGROUP GLOBAL MARKETS INC.

By
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC	[●]
Citigroup Global Markets Inc.	[●]
Deutsche Bank Securities Inc.	[●]
[●]	[●]

Total	[10,000,000]

A-1

EXHIBIT B

SUBSIDIARIES OF THE CARVANA PARTIES

MATERIAL SUBSIDIARIES

Name	Jurisdiction of Organization	Type of Entity	Managing Member

Carvana Co. Sub LLC	Delaware	Limited Liability Company	Carvana Co.

Carvana, LLC	Arizona	Limited Liability Company	Carvana Group, LLC

Carvana Auto Receivables, LLC	Delaware	Limited Liability Company	Carvana, LLC

Carvana Auto Receivables 2016-1 LLC	Delaware	Limited Liability Company	Carvana, LLC

Carvana Shipping and Delivery, LLC	Arizona	Limited Liability Company	Carvana, LLC

Car360, Inc.	Delaware	Limited Liability Company	Carvana Group, LLC

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Ernest C. Garcia, III

Mark Jenkins

Benjamin Huston

Ryan Keeton

Daniel Gill

Paul Breaux

Michael Maroone

Ira Platt

Dan Quayle

Greg Sullivan

Ernest C. Garcia, II

DriveTime Sales and Finance Company LLC

Ernest C. Garcia III Multi-Generational Trust III

Ernest Irrevocable 2004 Trust

CVAN Holdings LLC

Verde Investments, Inc.

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

[ATTACHED.]

FORM OF LOCK-UP AGREEMENT

Carvana Co.

Public Offering of Class A Common Stock

Dated as of [            ], [            ]

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Carvana Co., a Delaware corporation (the “Company”), Carvana Group, LLC, a Delaware limited liability company (“Carvana Group”), Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of Class A common stock (the “Common Stock”) of the Company (the “Public Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of first public filing of the registration statement on Form S-1 relating to the Public Offering, through and including the 90th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, including units of Carvana Group (“Units”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, Units or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Units, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the offering contemplated by this agreement.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Common Stock, Units or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, Units or other capital stock:

(1) if the undersigned is a natural person, by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family,

(2) as a bona fide gift or gifts, including a bona fide gift or gifts to a charity or educational institution,

(3) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company or any wholly-owned subsidiary of the undersigned or to an affiliate under common control with the undersigned, if in any such case, such transfer is not for value,

(4) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(5) in any exchange of Units and a corresponding number of shares of the Company’s Class B common stock into or for shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) in a manner consistent with the provisions therefor set forth in the prospectus for the Public Offering (the “Prospectus”); provided that to the extent a public announcement or filing under the 1934 Act (as defined below), if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to that certain Exchange Agreement, dated April 27, 2017, by and among the Company, Carvana Group, Carvana Co. Sub LLC and the holders of the Company’s Common Units (as defined therein), and no transfer of the shares of Common Stock or other securities received upon exchange may be made during the Lock-Up Period;

(6) pursuant to a bona fide third party tender offer made to all holders of the Common Stock or Units or a merger, purchase, consolidation or other similar transaction, involving a change of control of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company (and nothing in this Lock-Up Agreement shall prohibit the undersigned from voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that the tender offer, merger, purchase, consolidation or other such transaction is not completed, the Common Stock or Units owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement,

(7) in connection with the acquisition of Common Stock pursuant to the exercise of options to purchase Common Stock pursuant to stock option or incentive plans disclosed in the Prospectus, provided that any such Common Stock received upon such exercise shall be subject to

2

the terms of this Lock-Up Agreement, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (7), no shares were sold by the reporting person and the shares received upon exercise of the options are subject to a lock-up agreement with the Underwriters,

(8) to the Company (a) pursuant to the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Common Stock granted by the Company pursuant to stock option or incentive plans described in the Prospectus or otherwise outstanding on the date hereof, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any awards granted by the Company pursuant to stock option or incentive plans described in the Prospectus, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (8),

(9) transfers to the Company of Common Stock or Units in connection with the termination of service of an employee pursuant to agreements that provide the Company with an option to repurchase such shares, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (9); or

(10) to the Underwriters pursuant to the Underwriting Agreement;

provided, however, that in the case of any transfer described in clauses (1) through (5) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clauses (2) through (4) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clauses (1) through (5) and (7) through (9) above, no voluntary filing under Section 16(a) of the 1934 Act with the Securities and Exchange Commission or other voluntary public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin. For purposes of clause (6), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) of a majority of total voting power of the voting stock of the Company or Carvana Group, LLC.

The restrictions set forth in this Lock-Up Agreement shall not apply to the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the 1934 Act, provided that no sales of Common Stock, Units or other capital stock shall occur under such plan and no public disclosure of any such action shall be required or shall be made voluntarily by any person regarding the establishment of such plan prior to the expiration of the Lock-Up Period.

3

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the 1933 Act, of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, provided that, to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period and undertaking preparations related thereto, so long as no public announcement of such notification or demand shall be made during the Lock-Up period and such notification would not require the Company during the Lock-Up Period to file, or make a public announcement of its intention to file, a registration statement, and (ii) the Company may, with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, and (iii) [May 31], 2018, in the event that the Underwriting Agreement has not been executed on or before that date.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

4

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

5

FORM OF LOCK-UP AGREEMENT FOR ERNIE GARCIA II AND DRIVETIME

[ATTACHED.]

FORM OF LOCK-UP AGREEMENT FOR ERNIE GARCIA II/DRIVETIME

Carvana Co.

Public Offering of Class A Common Stock

Dated as of [            ], [            ]

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Carvana Co., a Delaware corporation (the “Company”), Carvana Group, LLC, a Delaware limited liability company (“Carvana Group”), Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of Class A common stock (the “Common Stock”) of the Company (the “Public Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of first public filing of the registration statement on Form S-1 relating to the Public Offering, through and including the 90th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, including units of Carvana Group (“Units”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, Units or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Units, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Common Stock, Units or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, Units or other capital stock:

(1) if the undersigned is a natural person, by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family,

(2) as a bona fide gift or gifts, including a bona fide gift or gifts to a charity or educational institution,

(3) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company or any wholly-owned subsidiary of the undersigned or to an affiliate under common control with the undersigned, if in any such case, such transfer is not for value,

(4) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(5) in any exchange of Units and a corresponding number of shares of the Company’s Class B common stock into or for shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) in a manner consistent with the provisions therefor set forth in the prospectus for the Public Offering (the “Prospectus”); provided that to the extent a public announcement or filing under the 1934 Act (as defined below), if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to that certain Exchange Agreement, dated April 27, 2017, by and among the Company, Carvana Group, Carvana Co. Sub LLC and the holders of the Company’s Common Units (as defined therein), and no transfer of the shares of Common Stock or other securities received upon exchange may be made during the Lock-Up Period;

(6) pursuant to a bona fide third party tender offer made to all holders of the Common Stock or Units or a merger, purchase, consolidation or other similar transaction, involving a change of control of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company (and nothing in this Lock-Up Agreement shall prohibit the undersigned from voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that the tender offer, merger, purchase, consolidation or other such transaction is not completed, the Common Stock or Units owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement,

(7) in connection with the acquisition of Common Stock pursuant to the exercise of options to purchase Common Stock pursuant to stock option or incentive plans disclosed in the Prospectus, provided that any such Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (7), no shares were sold by the reporting person and the shares received upon exercise of the options are subject to a lock-up agreement with the Underwriters,

2

(8) to the Company (a) pursuant to the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Common Stock granted by the Company pursuant to stock option or incentive plans described in the Prospectus or otherwise outstanding on the date hereof, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any awards granted by the Company pursuant to stock option or incentive plans described in the Prospectus, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (8),

(9) transfers to the Company of Common Stock or Units in connection with the termination of service of an employee pursuant to agreements that provide the Company with an option to repurchase such shares, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (9);

(10) in the case of DriveTime Sales and Finance Company LLC, a transfer or distribution to its direct or indirect members or other beneficial owners (including through a dividend by DriveTime Automotive Group, Inc.) and/or transfer or contribution to any entity controlled by such members or beneficial owners; or

(11) to the Underwriters pursuant to the Underwriting Agreement;

provided, however, that in the case of any transfer described in clauses (1) through (5) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clauses (2) through (4) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock shall be required to be made during the Lock-Up Period, (D) in the case of a transfer pursuant to clauses (1) through (5) and (7) through (10) above, no voluntary filing under Section 16(a) of the 1934 Act with the Securities and Exchange Commission or other voluntary public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period and (E) in the case of a transfer pursuant to clause (10) above, it shall be a condition to the transfer that (i) the ultimate transferee is already party to a written agreement, in substantially the form of this agreement or in the form of a joinder to this agreement, with the Representatives, acting on behalf of the Underwriters and (ii) if the undersigned is required to file a report under Section 16(a) of the 1934 Act, reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the shares remain subject to the lock-up agreement. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin. For purposes of clause (6), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) of a majority of total voting power of the voting stock of the Company or Carvana Group, LLC.

3

The restrictions set forth in this Lock-Up Agreement shall not apply to the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the 1934 Act, provided that no sales of Common Stock, Units or other capital stock shall occur under such plan and no public disclosure of any such action shall be required or shall be made voluntarily by any person regarding the establishment of such plan prior to the expiration of the Lock-Up Period.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the 1933 Act, of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, provided that, to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period and undertaking preparations related thereto, so long as no public announcement of such notification or demand shall be made during the Lock-Up period and such notification would not require the Company during the Lock-Up Period to file, or make a public announcement of its intention to file, a registration statement, and (ii) the Company may, with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, and (iii) [May 31], 2018, in the event that the Underwriting Agreement has not been executed on or before that date.

4

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

5

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

6

EXHIBIT E

PRICE-RELATED INFORMATION

Public offering price: $[●] per share

Number of shares: [10,000,000] Initial Securities (plus [1,500,000] Option Securities)

Settlement date: April [27], 2018

E-1

EXHIBIT F

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[Free Writing Prospectus dated [●], 2018]

F-1

EXHIBIT G

WRITTEN TESTING-THE-WATERS COMMUNICATION

[None.]

G-1

EXHIBIT H

NUMBER OF INITIAL SECURITIES TO BE SOLD

Number of Initial Securities to be Sold
Company	[●]
Selling Stockholders:	[●]
[Name of Selling Stockholder]*	[●]
[Name of Selling Stockholder]	[●]
Management Selling Stockholders:	[●]

[Name of Management Selling Stockholders]

Total	[10,000,000]

*	Shares to be sold pursuant to a Custody Agreement.

H-1

EXHIBIT I

NUMBER OF OPTION SECURITIES WHICH MAY BE SOLD

Number of Option Securities Which May Be Sold
Company	0
Selling Stockholders:	[●]
[Name of Selling Stockholder]	[●]
[Name of Selling Stockholder]	[●]
[●]

Total	[1,500,000	]

I-1